Exhibit 99.1

XpresSpa Group Announces $35.3 Million Registered Direct Offering Priced At-The-Market under Nasdaq Rules

NEW YORK, August 25, 2020 (GLOBE NEWSWIRE) -- XpresSpa Group, Inc. (Nasdaq: XSPA) (“XpresSpa” or the “Company”), a health and wellness company, today announced that it has entered into securities purchase agreements with several  healthcare-focused and other institutional investors to purchase 11,216,932 of its shares of common stock (or common stock equivalents in lieu thereof) and short-term warrants to purchase up to an aggregate of 11,216,932  shares of common stock, in a registered direct offering priced at-the-market under Nasdaq rules.  The combined purchase price for one share of common stock (or common stock equivalent) and a warrant to purchase one share of common stock is $3.15. The warrants have an exercise price of $3.02 per share, will be immediately exercisable, and will expire 24 months from the issue date.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the registered direct offering are expected to be approximately $35.3 million before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds for future locations, as well as for working capital and general corporate purposes. The registered direct offering is expected to close on or about August 28, 2020, subject to the satisfaction of customary closing conditions.

The securities described above are being offered pursuant to a "shelf" registration statement (File No. 333-240084) filed with the Securities and Exchange Commission (SEC) and declared effective on August 5, 2020. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the offering of the securities will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the offering of the securities may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by e-mail: placements@hcwco.com or by telephone: (646) 975-6996.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products, with 50 locations in 25 airports globally.  Through its XpresTest, Inc. subsidiary, the Company also provides COVID-19 screening and testing under its XpresCheck™ brand at JFK International Airport and Newark Liberty International Airport. To learn more about XpresSpa Group, visit www.XpresSpa.com. To learn more about XpresCheck, visit www.XpresCheck.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology.  These statements include, without limitation, statements related to our ability to close the offering and the gross proceeds from the offering. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa, or other matters and attributable to XpresSpa or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, except as required by law.

Investor Relations

ICR

Raphael Gross

(203) 682-8253